Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Gentlemen:

We have read and agree with your representations in Item 4 of Form 8-K of Core Solutions, Inc. (formerly known as Premier Asium Asp, Inc.) dated August 23, 2002.

/s/ Merdinger Fruchter Rosen & Company PC

MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

Certified Public Accountants

New York, New York

October 23, 2002